SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 2002

                             OPTIMARK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                             000-30527                            22-3730995
  (State or other jurisdiction of          (Commission File Number)       (IRS Employer Identification No.)
           incorporation)



                      10 Exchange Place, 24th Floor, Jersey
                       City, New Jersey 07302 (Address of
                       principal executive offices and zip
                                      code)


       Registrant's telephone number, including area code: (201) 536-7000


                                       N/A
          (Former name or former address, if changed since last report)


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Item 5. Other Events and Regulation FD Disclosure
-------------------------------------------------

     On May 7, 2002, OptiMark Innovations Inc. ("Innovations") and The Ashton Technology Group, Inc. ("Ashton") closed the transactions contemplated by the Securities Purchase Agreement by and between Ashton and Innovations, dated as of February 4, 2002 (as amended on March 6, 2002 and May 3, 2002, the "Securities Purchase Agreement"). Following the closing, Innovations holds approximately 80% of Ashton's outstanding common stock and has received the right to acquire approximately 7% more of Ashton's common stock. Innovations is a subsidiary of OptiMark, Inc. which, in turn, is a wholly-owned subsidiary of OptiMark Holdings, Inc.

     Closing of the transaction was contingent upon, among other things, closing of a private equity investment in Innovations, completion of certain creditor negotiations and satisfaction or waiver of various closing conditions specified in the Securities Purchase Agreement. Additional information about this event is incorporated by reference to the joint press release dated May 7, 2002 of Ashton and Innovations, a copy of which is filed as an exhibit hereto.

Item 7. Financial Statements and Exhibits
-----------------------------------------

          (a) Not applicable.

          (b) Not applicable.

          (c) Exhibits.

Exhibit No.                            Description

   99.1 Joint Press Release of OptiMark Innovations Inc. and The Ashton Technology Group dated May 8, 2002.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  OPTIMARK HOLDINGS, INC.


                                                  By:   /s/ Neil G. Cohen
                                                      ----------------------
                                                        Name:  Neil G. Cohen
                                                        Title:  Secretary

Date: May 8, 2002


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                                  Exhibit Index

   Exhibit No.                          Description

      99.1 Joint Press Release of OptiMark Innovations Inc. and The Ashton Technology Group dated May 8, 2002.